Exhibit 4.3

Execution Version

PERRIGO FINANCE UNLIMITED COMPANY,

as the Issuer,

PERRIGO COMPANY PLC,

as the Parent Guarantor,

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

COMPUTERSHARE TRUST COMPANY, N.A.,

as the Trustee,

ELAVON FINANCIAL SERVICES DAC

as the Paying Agent,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Registrar and Transfer Agent

SUPPLEMENTAL INDENTURE NO. 7

DATED AS OF SEPTEMBER 17, 2024

TO INDENTURE

DATED AS OF DECEMBER 2, 2014

relating to

€350,000,000 5.375% Senior Notes due 2032

SUPPLEMENTAL INDENTURE NO. 7

SUPPLEMENTAL INDENTURE NO. 7, dated as of September 17, 2024 (this “Supplemental Indenture”), among Perrigo Finance Unlimited Company, a public unlimited company organized under the laws of Ireland (the “Issuer”), Perrigo Company plc, a public limited company organized under the laws of Ireland (the “Parent” or “Parent Guarantor”), the other guarantors party hereto (together with the Parent Guarantor, the “Guarantors”), Computershare Trust Company, N.A., as trustee (the “Trustee”), Elavon Financial Services DAC, as paying agent (the “Paying Agent”) and U.S. Bank Trust Company, National Association, as registrar and transfer agent (together in such capacities, the “Registrar”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Issuer and the Parent Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of December 2, 2014 (as amended, the “Base Indenture”), among the Issuer, the Parent Guarantor and the Trustee, as successor to Wells Fargo Bank, National Association, providing for the issuance, from time to time, of one or more series of the Issuer’s Securities by the Issuer, to be issued in one or more series as therein provided, and the related Guarantee (defined below) of such Securities by the Guarantors;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a series of Securities to be known as its 5.375% Senior Notes due 2032 (the “Notes”), and the Guarantors desire to deliver their Guarantees as set forth herein, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, the Notes initially will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantees”) by each of the Guarantors; and

WHEREAS, the Issuer and the Guarantors have requested that the Trustee, Paying Agent and Registrar execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Issuer, and to make the Guarantees included herein, the legal, valid and binding obligation of each of the Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture, unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the sum of the present value at such Redemption Date of (i) the Redemption Price of such Note at September 30, 2027 (such Redemption Price being set forth in the table appearing in paragraph 6 of the Note), plus (ii) all required interest payments due on such note through September 30, 2027 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Comparable Government Bond Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note; plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee and the Trustee will not be responsible or liable for confirming or verifying the calculation.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Affiliate Transferee” has the meaning provided in Section 6.03(f).

“Base Indenture” has the meaning provided in the recitals.

“Change in Tax Law” has the meaning provided in Section 11.8 of the Base Indenture, as amended in Section 4.02.

“Change of Control” has the meaning provided in Section 6.03(f).

“Change of Control Offer” has the meaning provided in Section 6.03(a).

“Change of Control Payment” has the meaning provided in Section 6.03(a).

“Change of Control Payment Date” has the meaning provided in Section 6.03(b).

“Change of Control Triggering Event” has the meaning provided in Section 6.03(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to September 17, 2024, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any particular time its corporate trust business relating to this Indenture shall be administered, which office at the date hereof is located at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108, Attn: Corporate Trust Services – Perrigo Company plc Administrator, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Issuer).

“CRS” means the Standard for Automatic Exchange of Financial Account Information approved on July 15, 2014 by the Council of the Organisation for Economic Cooperation and Development, and any law or regulations made in respect of or in connection it, including Section 891F of the Taxes Consolidation Act 1997 of Ireland and any Irish law or regulation made pursuant to or in connection with that provision.

“DAC II” means Council Directive 2014/107/EU of December 9, 2014 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation, and any law or regulations made in respect of or in connection with it, including Section 891G of the Taxes Consolidation Act 1997 of Ireland and any Irish law or regulation made pursuant to or in connection with that provision.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities), commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Depositary” has the meaning provided in Section 2.03.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Disqualified Equity Interests” means any Equity Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the Holder of the Equity Interests), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder of the Equity Interests, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that any class of Equity Interests of such Person that, by its terms, requires such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests, and that is not convertible, puttable or exchangeable for cash, Disqualified Stock or Debt, will not be deemed to be Disqualified Equity Interests, so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Offering” means a sale, on or after the Closing Date, of Equity Interests (other than Disqualified Equity Interests) of the Issuer or contribution to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Equity Interests) of Parent.

“European Government Obligations” means (A) any security that is (1) a direct and uncondition-al obligation of the European Union, (2) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (3) a direct obligation of any member state of the European Union, for the payment of which the full-faith-and-credit of such country is pledged or (4) an obligation of a Person con-trolled or supervised by and acting as an agency or instrumentality of any such country, the pay-ment of which is unconditionally guaranteed as a full-faith-and-credit obligation by such country, which, in any case under the preceding clauses (1) through (4), is not callable or redeemable at the option of the issuer thereof and (B) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (A) above or in any specific principal or interest payments due in respect thereof.

“FATCA” means (a) sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a) above, including the Agreement to Improve Tax Compliance and Provide for Reporting and Exchange of Information concerning Tax Matters (United States of America) Order 2013 (S.I. No. 33 of 2013) of Ireland, section 891E of the Taxes Consolidation Act 1997 of Ireland and any Irish law or regulation made pursuant to or in connection with that provision.

“Guarantee” has the meaning set forth in the recitals.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Issue Date” means September 17, 2024.

“Issuer” has the meaning provided in the preamble.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” has the meaning provided in Section 6.03(f).

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes, if any.

“Parent” or “Parent Guarantor” has the meaning provided in the preamble.

“Paying Agent” has the meaning provided in the preamble.

“Rating Agencies” has the meaning provided in Section 6.03(f).

“Rating Event” has the meaning provided in Section 6.03(f).

“Record Date” has the meaning provided in Section 2.04.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“S&P” has the meaning provided in Section 6.03(f).

“Screened Affiliate” means any Affiliate of a Holder or, if the Holder is the common depositary on behalf of Euroclear and Clearstream or its nominee, (i) that makes investment decisions independently from such Holder or beneficial owner and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder or beneficial owner and any other Affiliate of such Holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holders or beneficial owners in connection with its investment in the Notes.

“Senior Secured Credit Facilities” means the Credit Agreement entered into on April 20, 2022 and amended on December 15, 2023 (the “Senior Secured Credit Agreement”) among the Parent, Perrigo Investments, the other subsidiaries of the Parent named therein, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent, and JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities, LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc. as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association as syndication agent and Morgan Stanley Senior Funding, Inc. BofA Securities, Inc. and HSBC Securities (USA) Inc. as co-documentation agents, as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified in whole or in part from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

“Voting Stock” has the meaning provided in Section 6.03(f).

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.04. Solely for purposes of the Notes, the following definitions shall amend and restate in their entirety the definitions of such terms found in Section 1.1 of the Base Indenture:

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Issuer by the Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer, the General Counsel or the Secretary of the Issuer, or if the Issuer does not have such officers, a director of the Issuer or any Person servicing in a similar capacity for the Issuer, and delivered to the Trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of this Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles) as previously calculated or determined in accordance with GAAP; provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to this Indenture (and all financial statements and reports required to be filed with the Commission or that are otherwise provided to shareholders of the Parent Guarantor) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the Issue Date and (3) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give written notice of any such election made in accordance with this definition to the Trustee and the Holders of the Notes promptly after having made such election (and in any event, within 15 days thereof).

“Restricted Subsidiary” means any Subsidiary of the Parent which owns or leases a Principal Property and which could secure the Notes with such Principal Property.

“Sale and Lease-Back Transactions” means any arrangement with any Person providing for the leasing by the Parent Guarantor or a Restricted Subsidiary of any Principal Property that the Parent Guarantor or such Restricted Subsidiary has sold or transferred or is about to sell or transfer to such Person; provided, however, that this definition does not include transactions between or among the Parent Guarantor and its Restricted Subsidiaries.

Section 1.05. Consent to Creation of Distributable Reserves.

(a) Solely for purposes of the Notes, Section 1.21 of the Base Indenture is hereby amended and restated in its entirety as follows:

Each Holder of a Note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves, from time to time, by reducing some or all of the share premium of the Parent Guarantor resulting from the issuance of ordinary shares of the Parent Guarantor or otherwise.

Section 1.06. Currency Indemnity.

For the avoidance of doubt, with respect to the Notes, each reference to “Securities” in Section 1.19 of the Base Indenture shall be deemed to include the Guarantees.

Section 1.07. Submission to Jurisdiction.

The Issuer and the Guarantors each hereby agree to appoint Corporation Service Company, with an office at 19 West 44th Street, Suite 200, New York, New York 10036, United States of America, as its agent (or any successor thereto) for service of process in any suit, action or proceeding with respect to the Indenture, the Notes and the Guarantees and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York.

Section 1.08. Euro Notes.

Solely for purposes of the Notes:

(a) All references in the Base Indenture to “U.S. Government Obligations” shall be deemed to be references to “European Governmental Securities.”

(b) All references in the Base Indenture to “DTC” shall be deemed to be references to “the common depositary on behalf of Euroclear and Clearstream”

(c) All references in the Base Indenture to depositing cash shall be deemed to mean depositing cash in euro.

(d) All references to time zones shall be deemed to reference London time.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount.

(a) The Notes are hereby authorized and are designated the 5.375% Senior Notes due 2032, unlimited in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of €350,000,000, which amount shall be set forth in the written order of the Issuer for the authentication and delivery of the Notes pursuant to Sections 3.1 and 3.3 of the Base Indenture.

(b) In addition, without the consent of the Holders of the Notes, the Issuer may issue, from time to time, in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes in all respects (except for the issue date, issue price, and, if applicable, payment of interest accruing prior to the issue date of such Additional Notes and, if applicable, the first payment of any interest following the issue date of such Additional Notes). Any Additional Notes having such similar terms, together with the other Notes, shall constitute a single series of Notes under the Indenture; provided, that if such Additional Notes are not fungible with the other Notes for U.S. federal income tax purposes, the Additional Notes will be issued under a separate CUSIP, ISIN or Common Code number.

Section 2.02. Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on September 30, 2032.

Section 2.03. Form and Payment.

(a) The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b) The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon, are to be substantially in the form of Exhibit A which form is hereby incorporated in and made a part of this Supplemental Indenture.

(c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the common depositary on behalf of Euroclear and Clearstream, which shall act as a depositary for the global notes (together with any successor thereto, the “Depositary”).

(e) Elavon Financial Services DAC (or any successor thereto) will initially serve as Paying Agent for the Notes and U.S. Bank Trust Company, National Association (or any successor thereto) will initially serve as Security Registrar for the Notes. In connection with any proposed exchange of an interest in a global note representing the Notes for a certificated note, the Issuer or the Depositary shall provide or cause to be provided to the Paying Agent and Security Registrar all information reasonably requested by the Paying Agent and Security Registrar that is necessary to allow the Paying Agent and Security Registrar to comply with any applicable tax reporting obligations. The Paying Agent and Security Registrar may conclusively rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(f) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

(g) A global note deposited with, or on behalf of, the Depositary may be transferred to the beneficial owners thereof in the form of definitive Notes in an aggregate principal amount equal to the principal amount of such global note, in exchange for such global note, in accordance with the procedures set forth in Section 3.5 of the Base Indenture. Definitive Notes shall be issued to the beneficial owners thereof only (i) under the circumstances set forth in Section 3.5 of the Base Indenture or (ii) if an Event of Default has occurred and has not been cured or waived, the Security Registrar has received a request from the Depositary with respect to the issuance of definitive Notes. In connection with any proposed exchange of a global note for a definitive note, there shall be provided to the Paying Agent and Security Registrar all information reasonably requested by the Paying Agent and Security Registrar that is necessary to allow the Paying Agent and Security Registrar to comply with any applicable tax reporting obligations. The Paying Agent and Security Registrar may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h) Initial Holders will be required to pay for the Notes in euro, and all payments of interest and principal, including payments made upon any redemption of such Notes, will be payable in euro. If, on or after September 9, 2024, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Guarantees as required pursuant to the Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euro, as determined in the Issuer’s sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing, nor shall the Trustee or the Paying Agent be responsible for determining the unavailability of euro. For the avoidance of doubt, the Trustee and Paying Agent may conclusively rely on the determination of the Issuer to pay amounts due pursuant to the Notes and the Guarantees in U.S. dollars.

Section 2.04. Interest.

Interest on the Notes will be payable in cash and shall accrue at the rate of 5.375% per annum. Interest on the Notes shall accrue from and including September 17, 2024 or the most recent Interest Payment Date on which interest was paid, and be payable annually in arrears on March 30 of each year, beginning on March 30, 2025 (each, an “Interest Payment Date”). Interest on the Notes shall be payable to the Holders in whose names the Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date (each, a “Record Date”). Interest shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including September 17, 2024, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full annual period shall be computed on the basis of the actual number of calendar days elapsed in such a period. If any Interest Payment Date, maturity or Redemption Date falls on a day that is not a Business Day, then such payment will be made on the next Business Day and Holders will not be entitled to any further interest or other payment as a result of any such delay and with the same effect as if it were made on the originally scheduled date.

Section 2.05. Additional Amounts.

Additional Amounts shall be payable in respect of the Notes pursuant to Section 10.4 of the Base Indenture. Solely for purposes of the Notes, Section 10.4 of the Base Indenture is hereby replaced in its entirety as follows:

“All payments made by or on behalf of the Issuer or the Guarantors (each, a “Payor”) on the Notes or any Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the Notes or any Guarantee is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is incorporated, organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Notes, including payments of principal, Redemption Price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, senior, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or treated as a resident or a national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Notes or enforcement of rights thereunder or under any Guarantee or the receipt of payments in respect thereof;

(b) any Taxes to the extent such Taxes are imposed or required to be withheld by reason of the failure of a Holder of Notes to comply with (x) any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including a certification that the Holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in the manner contemplated by the Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement); or (y) any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such Holder is legally eligible (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto);

(c) any Taxes, to the extent such Taxes were imposed as a result of a note being presented for payment (where Notes are legended Notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had such note been presented during such 30-day period);

(d) any Taxes that are payable otherwise than by withholding from a payment on or with respect to the Notes or any Guarantee;

(e) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(f) any Taxes imposed on or with respect to any payment by the Issuer or the Guarantors to the Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such beneficial owner been the sole Holder of such Note;

(g) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax) by reason of a Holder:

(i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer, Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Parent, or Parent, as described in Section 871(h)(3)(B) of the Code;

(ii) being a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

(iii) being a controlled foreign corporation (a “CFC”) that is related to the Issuer, Perrigo Company or Parent by stock ownership within the meaning of Section 881(c)(3)(C) of the Code;

(h) any Taxes imposed or required to be withheld by the United States, any state thereof or the District of Columbia (or any political subdivision of or governmental authority in any such state or the District of Columbia having the power to tax), as a result of a Holder’s present or former status under the Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;

(i) any U.S. federal backup withholding Taxes;

(j) any Taxes imposed under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing; or

(k) any combination of items (a) through (j) above.

As used in this Section 10.4, the term “Holder” shall include both a Holder of the Notes and a beneficial owner of the Notes, as applicable. In the event the Notes are held in global form, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor, if it is the applicable withholding agent, will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the Trustee and to the Paying Agent (or to a Holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and will be made available at the offices of the Paying Agent.

At least 30 days prior to each date on which any payment under or with respect to the Notes or any Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee and to the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will furnish such other information necessary to enable the Paying Agent to pay such Additional Amounts to Holders on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such an Officers’ Certificate, the Trustee may assume without inquiry (and with no liability) that no such Additional Amounts are payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Amounts are payable, or with respect to the nature, extent, or calculation of any taxes or the amount of any Additional Amount is owed, or with respect to the method employed in such calculation of any Additional Amounts.

Wherever in the Indenture, the Notes or any Guarantee there are references in any context, to:

(1) the payment of principal,

(2) interest, or

(3) any other amount payable on or with respect to the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, issuance, transfer and similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or any Guarantee, or the enforcement of the Notes, any Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes, limited, solely in the case of Taxes attributable to the receipt of any payments with respect to the Notes or any Guarantee, to any Taxes imposed in a Relevant Taxing Jurisdiction that are not excluded under clause (a) through (c), or (e) through (j), or any combination thereof.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated, organized, or otherwise considered to be a resident or engaged in business for tax purposes, any jurisdiction from or through which payment on the Notes or any Guarantee thereof is made, or any political subdivision or taxing authority or agency thereof or therein having the power to tax.”

Section 2.06. No Sinking Fund.

Article 12 of the Base Indenture shall not apply to the Notes.

Section 2.07. No Conversion Features.

No conversion features shall apply to the Notes.

Section 2.08. Method of Payment.

Solely for purposes of the Notes, Section 3.7 of the Base Indenture is hereby amended by inserting at the end of the second to last paragraph thereto the following:

“The payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.”

Section 2.09. Transfer and Exchange.

Solely for purposes of the Notes, Section 3.5 of the Base Indenture is hereby amended by inserting at the end of the last paragraph thereto the following “or (iii) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.”

ARTICLE THREE

GUARANTEE

Section 3.01. Guarantees.

(a) Each Guarantor, by its execution of this Supplemental Indenture, hereby agrees with each Holder of a Note authenticated and delivered by the Trustee and with the Trustee for itself and on behalf of each such Holder, to be unconditionally bound by the terms and provisions of its Guarantee set forth below and authorizes the Trustee to confirm such Guarantee to the Holder of each such Note of the Issuer, with such Guarantee endorsed thereon, by its authentication, execution and delivery of each such Note by the Trustee. The execution by each Guarantor of this Supplemental Indenture will evidence its Guarantee of the Notes as set forth below, and no endorsement shall be required to appear on any Note.

GUARANTEE OF

[GUARANTOR]

For value received, [GUARANTOR], (the “Guarantor”), hereby fully, irrevocably and unconditionally guarantees to the Holder of the Notes and to the Trustee for itself and on behalf of each such Holder the due and punctual payment of the principal of (and premium, if any, on) and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture, and all other amounts owed under the Indenture, all in accordance with and subject to the terms and limitations of the Notes and Article 14 of the Base Indenture. In case of the failure of PERRIGO FINANCE UNLIMITED COMPANY, a public unlimited company duly organized under the laws of Ireland (herein called the “Issuer,” which term includes any successor Person under such Indenture), to promptly make any such payment of principal (and premium, if any) or interest, or any other payments owed under the Indenture, the Guarantor hereby agrees to cause any such payment of principal (and premium, if any) or interest, and all other amounts owed under the Indenture, to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer, subject to the terms and limitations of Article 14 of the Base Indenture.

The Guarantor hereby agrees that its obligations under its Guarantee and the Indenture shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of the Notes or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of a Note or the Trustee for such Notes or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article 5 of the Base Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to the Notes or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under the Notes and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged, except, by payment in full of the principal of (and premium, if any, on) and interest on the Notes, or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor any amount paid either to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor shall be subrogated to all rights of the Holder of the Notes and the Trustee for the Notes against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Notes of the same series issued under the Indenture shall have been paid in full.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

(b) Notwithstanding Section 2.1, Section 2.4(a), Section 3.3, Section 14.2 and any other provisions of the Base Indenture, and solely for purposes of the Notes, the Guarantors, the Issuer, the Trustee, the Paying Agent and the Registrar hereby agree that notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes, (i) the Guarantee of the Guarantors shall remain in full force and effect and (ii) all references in the Base Indenture to any Guarantee endorsed on the Notes shall be deemed to refer to the Guarantee of each of the Guarantors contained in this Section 3.01.

(c) The Notes will be guaranteed by any of the Parent Guarantor’s subsidiaries that provide guarantees under the Senior Secured Credit Facilities, which include the Parent Guarantor’s direct and indirect wholly-owned subsidiaries organized in the United States, Ireland, Belgium and England and Wales.

Section 3.02. Release of Guarantees.

A Guarantor will be automatically released from its obligations under its Guarantee, and the Guarantee of each Guarantor shall be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) upon:

(1) the event of the liquidation or dissolution of such Guarantor;

(2) the substantially simultaneous release, discharge or termination of the guarantee by such Guarantor of all Debt Facilities (including, for the avoidance of doubt, any release, discharge or termination that would be conditioned only on the release, discharge or termination of such Guarantee or of the guarantee of all Debt Facilities, but excluding a release, discharge or termination by or as a result of payment under such guarantee);

(3) the exercise of the Legal Defeasance or Covenant Defeasance as described in Article 7 hereof and Article 13 of the Base Indenture or if the obligations under this Indenture are discharged pursuant to Article 4 of the Base Indenture; or

(4) in the case of any Subsidiary that becomes a Guarantor pursuant to clause Section 6.06(b) in any other circumstance described in the applicable supplemental indenture pursuant to which such Subsidiary becomes a Guarantor.

ARTICLE FOUR

REDEMPTION

Section 4.01. Optional Redemption.

(a) The Issuer may elect to redeem the Notes pursuant to paragraph 6 of the Notes.

(b) Notice of any redemption of the Notes will be mailed (or, to the extent permitted or required by applicable procedures or regulations of the common depositary on behalf of Euroclear and Clearstream, sent electronically) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Unless the Issuer Defaults in payment of the Redemption Price, on and after the Redemption Date, or conditions precedent to redemption have not been satisfied, interest will cease to accrue on the Notes or portions thereof called for redemption.

(c) Solely for purposes of the Notes, Section 11.2 of the Base Indenture is hereby replaced in its entirety as follows:

“The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of the Securities of any series, the Issuer shall furnish to the Trustee, at least two Business Days prior to the day the notice of redemption is to be issued (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate stating (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Securities to be redeemed and (iv) the Redemption Price (or manner of calculation if not then known). If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price calculated as described in the terms of the Securities will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.”

(d) Solely for the purposes of the Notes, the final paragraph of Section 11.4 of the Base Indenture is hereby replaced in its entirety as follows:

“Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such request together with the notice of redemption to be delivered at least two Business Days prior to the notice being sent by the Trustee (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Issuer. If any such condition precedent has not been satisfied, the Company will provide notice to the Trustee not less than two Business Days prior to the Redemption Date that such condition precedent has not been satisfied, the notice of redemption is rescinded and the redemption subject to the satisfaction of such condition precedent shall not occur. If requested by the Issuer, upon receipt of the rescission notice, the Trustee shall promptly send a copy of such notice to the Holders of the Securities in the same manner in which the notice of redemption was given if such notice was delivered by the Trustee.”

(e) Notwithstanding anything to the contrary in clause (f) of the second paragraph of Section 11.4 and the last paragraph of Section 11.4 of the Base Indenture, the Issuer shall not be permitted to undertake an optional redemption of the Notes of any series except as set forth in paragraph 6 of the Notes and as set forth in Section 4.02 hereof.

Section 4.02. Redemption for Taxation Reasons.

Section 11.8 of the Base Indenture shall apply to the Notes. Solely for purposes of the Notes, Section 11.8 of the Base Indenture is hereby replaced in its entirety as follows:

“The Issuer may redeem the notes in whole, but not in part, at its discretion at any time upon giving not less than 15 days nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if as a result of:

(1) any change in, or amendment to, any law, treaty, regulations or rulings of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, the application, administration or interpretation of such laws, treaties, regulations or rulings of a Relevant Taxing Jurisdiction (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Issuer, with respect to the Notes, or the Guarantors, with respect to their Guarantees, as the case may be, has become, is, or on the next Interest Payment Date in respect of the Notes would be, required to pay Additional Amounts.

Any Change in Tax Law must become effective on or after the Issue Date (or if the Relevant Taxing Jurisdiction first became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). In the case of a successor of the Issuer that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as the Issuer or a successor of a Guarantor that is not incorporated, organized, otherwise tax resident or engaged in business for tax purposes, in the same jurisdiction as such Guarantor, the Change in Tax Law must become effective, in the case of a successor of the Issuer, after the date that such successor entity first succeeded to the obligations of the Issuer or, in the case of a successor of a Guarantor, after the date on which such successor Guarantor first makes payments on the Notes. The Issuer will provide notice of such redemption as required under Section 11.4 of the Base Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if payment in respect of the Notes or any Guarantee, as applicable, were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee and the Paying Agent (a) an Officers’ Certificate stating that it is entitled to effect such redemption, and (b) an opinion of an independent tax counsel of recognized standing in the Relevant Tax Jurisdiction to the effect that an Issuer or the Parent has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to conclusively rely on such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the Holders. The Trustee will not be responsible or liable for monitoring, determining or confirming whether a Change in Tax Law has occurred.

Section 4.03. Selection and Notice of Redemption.

Section 11.3 of the Base Indenture shall apply to the Notes. Solely for purposes of the Notes, the first paragraph of Section 11.3 of the Base Indenture is hereby replaced in its entirety as follows:

“Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on any Notes called for redemption on the applicable redemption date. At or before 10:00 a.m. (London time) on the redemption date, the Issuer will deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on such date. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of Euroclear or Clearstream, as applicable. If the Notes to be redeemed are not global Notes then held by the common depositary on behalf of Euroclear and Clearstream, the particular Notes to be redeemed shall be selected by the Trustee on a pro rata basis, by lot, or by such other method as the Trustee shall deem fair and appropriate.”

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the applicable notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. The Issuer will provide written notice to the common depositary on behalf of Euroclear and Clearstream prior to the close of business two Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

The Issuer may provide in any notice that payment of the Redemption Price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

ARTICLE FIVE

EVENTS OF DEFAULT

Section 5.01. Events of Default.

Solely for purposes of the Notes, Section 5.1 of the Base Indenture is hereby amended by deleting clause (f) of Section 5.1 and inserting new clauses (f) and (g) as follows:

(1) Default in the payment of the purchase price of any Notes the Issuer is required to purchase pursuant to Section 6.03 of the Supplemental Indenture; and

(2) the Guarantees of the Notes are held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any responsible Officer acting on behalf of a Guarantor, denies or disaffirms its obligations under its Guarantee of the Notes.

Section 5.02. Notice of Defaults.

Solely for purposes of the Notes, Section 6.2 of the Base Indenture is hereby amended by replacing the first sentence before the proviso thereto in its entirety with the following: “Within 90 days of a Responsible Officer of the Trustee obtaining actual knowledge of the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail (or, electronically, to the extent permitted or required by applicable procedures of Euroclear or Clearstream, as applicable) to all Holders of Securities of such series, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived;”

Section 5.03. Acceleration of Maturity.

Solely for purposes of the Notes, Section 5.2 of the Base Indenture is hereby amended by adding the following proviso to the end of the first paragraph: “provided that no such declaration may be made with respect to any action taken, and reported publicly or to Holders, more than two years prior to such declaration.”

Section 5.04. Limitation on Suits.

Solely for purposes of the Notes, Section 5.7(c) of the Base Indenture is hereby amended by (x) adding the words “in its discretion” before “against”, (y) adding the words “fees, damages, losses, claims” before “expenses” and adding the words “(including but not limited to reasonable attorneys’ fees and expense)” after “expenses” and (z) replacing the words “to be incurred” with “that may be incurred.”

Section 5.05. Statements as to Compliance.

Solely for purposes of the Notes, Section 10.5(a) of the Base Indenture is hereby amended to remove the words “and, if required by the Trust Indenture Act.”

Section 5.06. Net Short Holders.

(a) Any notice of Default, notice of a continuing Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of a continuing Event of Default, notice of acceleration or take any other action relating to a Default or Event of Default other than a payment Default or a bankruptcy or insolvency Default as described in Section 5.1(e) of the Base Indenture (a “Noteholder Direction”) provided by any one or more Holders of the Notes to the Trustee by any one or more Holders of the Notes (other than a Regulated Bank) (each, a “Directing Holder”) must be accompanied by a written representation from each such Directing Holder delivered to the Issuer and the Trustee that such Directing Holder is not (or, in the case such Directing Holder is the common depositary on behalf of Euroclear or Clearstream or its nominee, that such Directing Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default or notice of a continuing Event of Default shall be deemed a continuing representation until the resulting Default or Event of Default is cured or otherwise ceases to exist or the Notes are accelerated.

(b) In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee shall have no duty whatsoever to provide this information to the Issuer or to obtain this information for the Issuer.

(c) In any case in which the Holder is the common depositary on behalf of Euroclear or Clearstream or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owners of the Notes in lieu of the common depositary on behalf of Euroclear or Clearstream or its nominee, and the common depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If the Holder of the applicable Note is a Clearing System or its nominee, any Position Representation required hereunder shall be provided by the Clearing System or its nominee or by the beneficial owner of an interest in such global notes after delivery to the Trustee of appropriate confirmation of beneficial ownership satisfactory to the Trustee. Notwithstanding anything to the contrary in this section, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this section. In addition, for the avoidance of doubt, this section shall not apply to any Holder that is a Regulated Bank. For the avoidance of doubt, the requirements of this section shall only apply to Noteholder Directions as defined herein and do not apply to any other directions given by Holders to the Trustee under this Indenture.

(d) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee an Officers’ Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive.

(e) With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this section. Each Noteholder and subsequent purchaser of the Notes waives any and all claims, in law and/ or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. The Issuer hereby waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this section, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction. For the avoidance of doubt, the Trustee will treat all Holders equally with respect to their rights under this section. In connection with the requisite percentages required under this Indenture, the Trustee shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction. The Issuer hereby confirms that any and all other actions that the Trustee takes or omits to take under this section and all fees, costs expenses, losses, claims, liabilities, and damages of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnifications under this Indenture.

(f) For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any Holder of Notes or any other Person in acting in good faith on a Noteholder Direction.

ARTICLE SIX

COVENANTS

Section 6.01. Limitation upon Liens.

(a) Solely for purposes of the Notes, the first sentence of Section 10.6 of the Base Indenture is hereby amended by replacing the phrase “create, incur, issue or assume” with the phrase “create, incur, issue, assume or guarantee.”

(b) Solely for purposes of the Notes, Section 10.6(a) of the Base Indenture is hereby amended by replacing the phrase “date of the Indenture” with the phrase “Issue Date.”

(c) Solely for purposes of the Notes, Section 10.6(c) of the Base Indenture is hereby amended by inserting the words “the Issuer,” immediately before the first reference to “Parent” appearing in such subsection.

(d) Solely for purposes of the Notes, (x) Section 10.6(g) of the Base Indenture is hereby amended by replacing the word “and” with the word “or” immediately before subsection (ii) and (y) Section 10.6(g) of the Base Indenture is hereby amended by replacing subsection (ii) thereof in its entirety with the following: “the failure to make payment pending such contest could not, individually or in the aggregate, reasonably be expected to result, in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of Parent and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”)”.

(e) Solely for purposes of the Notes, Section 10.6(k) of the Base Indenture is hereby amended by replacing the phrase “the greater of $75,000,000 and 3% of Consolidated Net Tangible Assets” with the phrase “the greater of $93,750,000 and 15% of LTM EBITDA (as defined in the Senior Secured Credit Agreement)”.

(f) Solely for purposes of the Notes, (x) Section 10.6(o) of the Base Indenture is hereby amended to add the word “or” at the end of such section, and (y) Section 10.6 of the Base Indenture is hereby amended by adding a new clause (p) immediately following Section 10.6(o) which shall be set forth as follows: “(p) Liens securing any Debt under the Debt Facilities in an aggregate principal amount not to exceed the sum of (i) $2,400 million plus (ii) the Incremental Amount (as defined in the Senior Secured Credit Agreement)”.

Section 6.02. Limitations on Activities of the Issuer.

So long as any of the Notes remain outstanding, the Issuer shall not engage in any business or activity other than:

(a) the establishment and maintenance of its legal existence, including the incurrence of fees, costs and expenses relating to such establishment and maintenance;

(b) to the extent applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent Guarantor;

(c) incurring fees, costs and expenses relating to organization overhead including professional fees for legal, tax and accounting issues and paying taxes;

(d) the execution and delivery of the Indenture and the performance of its obligations thereunder and the issuance of the Notes and any additional debt securities under the Indenture;

(e) taking all actions, including executing and delivering any related agreements in connection with Debt existing on the Issue Date or the incurrence of other indebtedness not prohibited by any Debt outstanding from time to time, or in connection with any other financing transactions;

(f) providing indemnification to officers and directors;

(g) the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or any transactions consummated substantially contemporaneously with and in connection with any financing transactions;

(h) financing the business and operations of the Parent or any of its affiliates, including the incurrence and repayment of indebtedness or other obligations, the making of loans or other investments and the payment of dividends or other distributions, and

(i) activities necessary or advisable for or incidental, related, complementary, similar, supplemental or ancillary to the businesses or activities described in any of the foregoing clauses (a) through (h).

Section 6.03. Offer to Purchase Notes Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer shall have exercised its option to redeem the Notes pursuant to Article 4, the Issuer shall make an offer (the “Change of Control Offer”) to each Holder of the Notes as to which the Change of Control Triggering Event has occurred to repurchase all of that Holder’s applicable Notes on the terms set forth in such Notes. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased from and including the most recent Interest Payment Date, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed (or, to the extent permitted or required by applicable procedures or regulations of Euroclear or Clearstream, as applicable, sent electronically) to Holders of the Notes and the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring with respect to the Notes on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee, or the Paying Agent on behalf of the Trustee, the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions of such Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Issuer of the Notes pursuant to the Control Payment Offer have been met.

(d) The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of any Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture or the Notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control Offer provisions of the Indenture or the Notes by virtue of any such conflict.

(f) For purposes of this Section 6.03, the following definitions shall apply:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Parent Guarantor (or the Parent Guarantor’s Affiliate Transferee) or other Voting Stock into which the Voting Stock of the Parent Guarantor (or the Parent Guarantor’s Affiliate Transferee) is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor (or the Parent Guarantor’s Affiliate Transferee) and the assets of the Subsidiaries of the Parent Guarantor (or the Parent Guarantor’s Affiliate Transferee), taken as a whole, to one or more Persons, other than the Parent Guarantor or a Subsidiary of the Parent Guarantor (or the Parent Guarantor’s Affiliate Transferee). Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a Change of Control if (i) the Parent Guarantor becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (ii) the direct or indirect Holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the Holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a Change of Control if (i) the Parent Guarantor becomes a direct or indirect Wholly-Owned Subsidiary of a holding company, (ii) the transferee of all or substantially all of the Parent Guarantor’s assets and the assets of the Parent Guarantor’s Subsidiaries, taken as a whole, is also a direct or indirect Wholly-Owned Subsidiary of such holding company (such transferee, the Parent Guarantor’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the Notes (whereupon such holding company shall be substituted as “the Parent Guarantor” for the purposes of the Notes and Indenture (without the release of the guarantee of the entity formerly considered to be the “Parent”)) and (iv) the direct or indirect Holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the Holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

“Ratings Event” means a decrease in the rating of the Notes by each Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date within the 60-day period following the earliest of (x) a Change of Control, (y) the date of the public notice of an arrangement or agreement that would result in a Change of Control or (z) the date public notice of the intention to effect an arrangement or agreement that would result in a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) that would result in the rating of the Notes by each Rating Agency being lower than both (i) the rating of the Notes in effect on the Issue Date and (ii) the rating of the Notes immediately preceding the first public notice of an arrangement or agreement that would result in the applicable Change of Control; provided that a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and—for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB-to B+, will constitute a decrease of one gradation).

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor to its ratings agency business

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer purchase all of the Notes held by such Holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a Redemption Price equal to the change of control payment plus, to the extent not included in the change of control payment, accrued and unpaid interest, if any, thereon, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

Section 6.04. Consolidation and Mergers and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

(a) Solely for purposes of the Notes, Section 8.1(a) and (b) of the Base Indenture are hereby amended and restated as follows:

(1) Notwithstanding anything contained herein or in any of the Notes, the Issuer may consolidate with or merge with or into or amalgamate, convert or liquidate into any other corporation, limited liability company, limited partnership or other legal entity and the Issuer may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel or Switzerland; provided, that in any such case, either the Issuer shall be the surviving entity, or the successor entity (or the entity which shall have received such assets) shall expressly assume, pursuant to a supplemental indenture, all of the Issuer’s obligations under this Indenture and the Notes.

(2) Notwithstanding anything contained herein or in any of the Notes, the Guarantors may consolidate with or merge with or into or amalgamate, convert or liquidate into any other corporation, limited liability company, limited partnership or other legal entity and the Guarantors may sell, lease or convey all or substantially all of their respective assets to any legal entity organized and existing under the laws of the United States of America or a State thereof, any country in the European Union, the United Kingdom, Canada, Israel or Switzerland; provided, that in any such case, either such Guarantor shall be the surviving entity, or the successor entity (or the entity which shall have received such assets) shall expressly assume, pursuant to a supplemental indenture, all of such Guarantors’ obligations under this Indenture, the Notes and the Guarantees.

(b) Solely for purposes of the Notes, Section 8.3 of the Base Indenture is hereby amended to delete the last sentence thereof.

Section 6.05. Limitation upon Sale and Lease-Back Transactions.

Solely for purposes of the Notes, Section 10.7 of the Base Indenture is hereby amended by replacing the lead-in language to the first paragraph of such Section 10.7 with the following language:

The Parent will not itself, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless, either:

Section 6.06. Future Guarantees.

If, after the Issue Date, (a) any Subsidiary that is not a Guarantor guarantees the Senior Secured Credit Facilities or any other Debt Facility with an aggregate principal amount or committed amount of $100,000,000 or more or (b) the Issuer otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to execute and deliver to the Trustee (in the case of clause (a), by a date that is 60 days after becoming a guarantor under the Senior Secured Credit Facilities, or in the case of clause (b), at the Issuer’s option) a supplemental indenture pursuant to which such Subsidiary shall guarantee the Issuer’s obligations under the Notes and this Indenture on the same terms as the Guarantees issued by the Guarantors on the Issue Date.

Section 6.07. Reports.

(a) So long as any Notes are outstanding, whether or not Parent is required to file such information with the SEC, Parent will furnish to the Trustee (and the Holders and beneficial owners of the Notes) to the extent not otherwise available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor thereto) as promptly as is reasonably practicable after such information has been filed and no later than 15 days after Parent would be required to file such reports (including all applicable extension periods), unless the SEC would not accept such a filing:

(i) quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Parent’s certified independent accountants; and

(ii) all current reports that would be required to be filed (as opposed to furnished) with the SEC on Form 8-K if Parent were required to file such reports.

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to any Holder of Notes.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in this prospectus supplement pursuant to which the Notes were offered and sold. The Issuer will comply with §314(a) of the Trust Indenture Act.

(c) If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on IntraLinks or any comparable online system or website that may require a confidentiality acknowledgment, in each case within 15 days of the date on which such filing would have been required to be filed with the SEC if the Parent were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including all applicable extension periods).

(d) Notwithstanding the foregoing, in the event that Parent is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, (a) Parent shall be deemed to have satisfied any obligation to provide financial information concerning the Subsidiary Guarantors in any such supplementary and periodic information, documents and reports by providing summary financial information concerning the Guarantors and the subsidiaries of the Parent that do not guarantee the Notes; and (b) such requirements shall be deemed satisfied for any particular period or report by posting reports on the Parent’s website, by filing such reports with the SEC (if the SEC will accept such a filing) or by posting such information on IntraLinks.

(e) This Indenture will permit Parent to satisfy its obligations in this Section 6.07 with respect to financial information relating to Parent by furnishing financial information relating to its direct or indirect parent, if any, consistent with this covenant. If the direct or indirect parent, if any, has more than de minimis operations separate and apart from its ownership in Parent, then Parent will be required to provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to Parent and its subsidiaries on a standalone basis, on the other hand.

(f) For so long as any Notes remain outstanding, if at any time Parent is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

(g) Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h) Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations hereunder for purposes Section 5.1(c) of the Base Indenture until 120 days after the receipt of the written notice delivered thereunder.

ARTICLE SEVEN

DEFEASANCE

(a) Article 13 of the Base Indenture, relating to Legal Defeasance and Covenant Defeasance, shall apply to the Notes; provided, however, that for purposes of Section 13.3 of the Base Indenture as it applies to the Notes, the covenants set forth in Sections 6.02 and 6.03 hereof (and the related Events of Default) shall also be subject to covenant defeasance, as provided in the Base Indenture, in addition to the covenants specified in such Section 13.3, as modified by this Supplemental Indenture.

(b) Solely for purposes of the Notes, Section 13.3 of the Base Indenture is hereby amended by (1) replacing the phrase “the Issuer shall be released from its obligations” in the first sentence with the phrase “the Issuer and the Guarantors shall be released from their respective obligations” and (2) replacing the phrase “the Issuer may omit” in the second sentence with the phrase “the Issuer and the Guarantors may omit.”

(c) Solely for purposes of the Notes, Section 13.4(1) of the Base Indenture is hereby amended by replacing the phrase “The Issuer shall irrevocably” with the phrase “The Issuer or the Guarantors shall irrevocably.”

(d) Solely for purposes of the Notes, Section 13.4(1) of the Base Indenture is hereby amended by adding the phrase “a nationally recognized investment bank, or a nationally recognized appraisal or valuation firm” after “a nationally recognized firm of independent public accountants.”

(e) Solely for purposes of the Notes, Section 13.4(2) of the Base Indenture is hereby amended and restated in its entirety as follows:

In the event of an election under Section 13.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this instrument, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Securities.

(f) Solely for purposes of the Notes, Section 13.4(3) of the Base Indenture is hereby amended and restated in its entirety as follows:

In the event of an election under Section 13.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities.

(g) Solely for purposes of the Notes, Section 13.5 of the Base Indenture is hereby amended by replacing the phrase “pay to the Issuer from time to time” in the third paragraph with the phrase “pay to the Issuer or the Parent, as applicable, from time to time.”

(h) Solely for purposes of the Notes, Section 13.6 of the Base Indenture is hereby amended by replacing the phrase “from which the Issuer has been discharged” with the phrase “from which the Issuer and the Guarantors have been discharged.”

ARTICLE EIGHT

SATISFACTION AND DISCHARGE

(a) Solely for purposes of the Notes, the first paragraph of Section 4.1 of the Base Indenture is hereby amended by replacing the phrase “this Indenture shall cease to be of further effect” with the phrase “this Indenture shall cease to be of further effect with respect to any series of Securities.”

(b) Solely for purposes of the Notes, Section 4.1(a)(i) of the Base Indenture is hereby amended by replacing the phrase “all Securities theretofore” with the phrase “all Securities of such series theretofore.”

(c) Solely for purposes of the Notes, Section 4.1(a)(ii) of the Base Indenture is hereby amended by replacing the phrase “all such Securities not theretofore” with the phrase “all Securities of such series not theretofore.”

(d) Solely for purposes of the Notes, Section 4.1(a)(ii)(3) of the Base Indenture is hereby amended by (i) replacing the phrase “and the Issuer, in the case of (1), (2) or (3) above” with the phrase “and the Issuer or the Parent, in the case of (1), (2) or (3) above,” and (ii) by adding the phrase “(accompanied by an opinion of a nationally recognized firm of independent public accountants if European Government Securities are delivered)” after the second occurrence and the word “sufficient” therein.

(e) Solely for purposes of the Notes, Section 4.1(c) of the Base Indenture is hereby amended by replacing the phrase “discharge of this Indenture” with the phrase “discharge of this Indenture as to such series of Securities.”

(f) Solely for purposes of the Notes, the last paragraph of Section 4.1 of the Base Indenture is hereby amended by replacing the phrase “discharge of this Indenture” with the phrase “discharge of this Indenture with respect to any series of Securities.”

(g) Upon any redemption that requires the payment of the Applicable Premium (including, without limitation, in connection with the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option as set forth in Article 7), the amount deposited with the Trustee shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee at least one Business Day prior to the Redemption Date with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

(a) Solely for purposes of the Notes, Section 9.1 of the Base Indenture is hereby amended by inserting a new clause (p) as follows:

(p) to evidence a successor to the Issuer or any Guarantor, and with the execution of any supplemental indenture to evidence a successor to the Issuer, the Issuer shall cause notice to be given promptly to the Holders.

(b) Solely for purposes of the Notes, Section 9.2 of the Base Indenture is hereby amended by deleting clauses (a), (b), (c) and (d) of Section 9.2 and inserting new clauses (a), (b), (c), (d), (e), (f), (g) and (h) of Section 9.2 as follows:

(a) change the Stated Maturity of the principal of, or any installment of interest on or any Additional Amounts payable with respect to the Notes;

(b) reduce the principal amount of, or interest on or any Additional Amounts payable with respect to the Notes, reduce the amount of principal which could be declared due and payable prior to the Stated Maturity or reduce the premium payable upon the redemption thereof;

(c) impair the right to enforce any payment on or after the Stated Maturity or Redemption Date;

(d) change the place or currency of any payment of principal of, premium or interest on, or any Additional Amounts payable with respect to the Notes;

(e) modify in a manner adverse in any material respect to the Holder of the outstanding Notes the terms and conditions of the Guarantors under its Guarantees with respect to the Notes or this Indenture;

(f) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required to modify or amend this Indenture;

(g) reduce the percentage of outstanding Notes necessary to waive any past Default to less than a majority; or

(h) modify the provisions in this Indenture relating to adding provisions or changing or eliminating provisions of this Indenture or modifying rights of Holders of Notes to waive compliance with any term of this Indenture.

ARTICLE TEN

PROVISION OF INFORMATION

By acceptance of any Note issued hereunder, unless otherwise prohibited by law, each Holder is deemed to agree to provide to the Issuer, upon request, any correct, complete and accurate forms, certification or information that may be required in order for the Issuer to comply with FATCA, CRS and DAC II.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Application of Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and shall continue in full force and effect in accordance with its terms, provisions, and conditions thereof, including, without limitation, any and all rights, privileges, protections, limitations of liability, immunities and indemnities of the Trustee thereunder. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 11.02. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 11.03. Conflict with Base Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 11.04. Governing Law; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE TRUSTEE AND EACH HOLDER OF ANY NOTE BY ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND HEREBY.

Section 11.05. Successors and Assigns. All agreements of the Issuer in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Parent Guarantor in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors and assigns.

Section 11.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. This Supplemental Indenture (and any document delivered in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 11.07. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and the Notes and the Guarantee other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Issuer and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Paying Agent shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the rating status of the Issuer or the Parent Guarantor, making any request upon any Rating Agency, or determining whether any Rating Event has occurred.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

PERRIGO FINANCE UNLIMITED COMPANY

By:	/s/ Sonia A. Hollies
Name: Sonia A. Hollies
Title: Senior Vice President and Treasurer

PERRIGO COMPANY PLC, as the Parent Guarantor

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

ATHENA NEUROSCIENCES, LLC
CHEFARO IRELAND DESIGNATED ACTIVITY COMPANY
ELAN PHARMACEUTICALS, LLC
GALPHARM HEALTHCARE LIMITED
GALPHARM INTERNATIONAL LIMITED
GR8NESS, LLC
L. PERRIGO COMPANY
MEDGENIX BENELUX NV
OCE-BIO BV
PERRIGO BELGIUM NV
PERRIGO CAPITAL NV
OMEGA PHARMA INNOVATION & DEVELOPMENT NV
OMEGA PHARMA INTERNATIONAL NV
OMEGA PHARMA LIMITED
As Guarantor

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture No. 7]

OMEGA PHARMA TRADING NV

OMEGA TEKNIKA DESIGNATED ACTIVITY COMPANY

PBM CANADA HOLDINGS, LLC

PBM NUTRITIONALS, LLC

PBM PRODUCTS, LLC

PERRIGO AMERICAS HOLDINGS, INC.

PERRIGO COMPANY

PERRIGO CORPORATION DESIGNATED ACTIVITY COMPANY

PERRIGO DIABETES CARE, LLC

PERRIGO DIRECT, INC.

PERRIGO EUROPE INVEST NV

PERRIGO FINANCE (US) LLC

PERRIGO FLORIDA, INC.

PERRIGO HOLDING NV

PERRIGO HOLDINGS UNLIMITED COMPANY

PERRIGO INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

PERRIGO INTERNATIONAL HOLDINGS II, INC.

PERRIGO INTERNATIONAL HOLDINGS, LLC

PERRIGO INTERNATIONAL, INC.

PERRIGO INVESTMENTS, LLC

PERRIGO IRELAND 1 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 10 UNLIMITED COMPANY

PERRIGO SUPPLY CHAIN INTERNATIONAL DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 13 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 2 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 4 UNLIMITED COMPANY

PERRIGO IRELAND 5 LIMITED

PERRIGO IRELAND 6 UNLIMITED COMPANY

PERRIGO IRELAND 9 UNLIMITED COMPANY

PERRIGO MANAGEMENT COMPANY

PERRIGO MEXICO INVESTMENT HOLDINGS, LLC

PERRIGO NEW YORK, INC.

PERRIGO PHARMA INTERNATIONAL DESIGNATED ACTIVITY COMPANY

PERRIGO RESEARCH & DEVELOPMENT COMPANY

As Guarantor

By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture No. 7]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Scott Little
Name: Scott Little
Title: Vice President

[Signature Page to Supplemental Indenture No. 7]

ELAVON FINANCIAL SERVICES DAC, as Paying Agent

By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorised Signatory

[Signature Page to Supplemental Indenture No. 7]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Registrar

By:	/s/ Christopher J. Grell
Name: Christopher J. Grell
Title: Vice President

[Signature Page to Supplemental Indenture No. 7]

Exhibit A

Form of Global Note representing the 2032 Notes

EXHIBIT A

Form of Global Note representing the 2032 Notes

FACE OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED AS NOMINEE FOR THE COMMON DEPOSITARY FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED AS NOMINEE FOR THE COMMON DEPOSITARY FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME , ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITEDAS NOMINEE FOR THE COMMON DEPOSITARY FOR EUROCLEAR BANK SA/NV AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME , HAS AN INTEREST HEREIN.

A-1

ISIN: XS2903463987

Common Code: 290346398

GLOBAL NOTE

5.375% Senior Notes due 2032

No. [ ]	€[ ]

PERRIGO FINANCE UNLIMITED COMPANY promises to pay USB Nominees (UK) Limited or registered assigns, as nominee for the common depositary for Euroclear Bank SA/NV and Clearstream Banking, Société Anonyme, the principal sum of €[ ], subject to any adjustments as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on September 30, 2032.

Interest Payment Date: March 30 each year, commencing March 30, 2025

Record Date: The close of business on the Business Day immediately preceding each Interest Payment Date.

A-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

PERRIGO FINANCE UNLIMITED COMPANY

By:
Name: Sonia A. Hollies
Title: Director

PERRIGO COMPANY PLC,
as the Parent Guarantor

By:
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

A-3

ATHENA NEUROSCIENCES, LLC

CHEFARO IRELAND DESIGNATED ACTIVITY COMPANY

ELAN PHARMACEUTICALS, LLC

GALPHARM HEALTHCARE LIMITED

GALPHARM INTERNATIONAL LIMITED

GR8NESS, LLC

L. PERRIGO COMPANY

MEDGENIX BENELUX NV

OCE-BIO BV

PERRIGO BELGIUM NV

PERRIGO CAPITAL NV

OMEGA PHARMA INNOVATION & DEVELOPMENT NV

OMEGA PHARMA INTERNATIONAL NV

OMEGA PHARMA LIMITED

OMEGA PHARMA TRADING NV

OMEGA TEKNIKA DESIGNATED ACTIVITY COMPANY

PBM CANADA HOLDINGS, LLC

PBM NUTRITIONALS, LLC

PBM PRODUCTS, LLC

PERRIGO AMERICAS HOLDINGS, INC.

PERRIGO COMPANY

PERRIGO CORPORATION DESIGNATED ACTIVITY COMPANY

PERRIGO DIABETES CARE, LLC

PERRIGO DIRECT, INC.

PERRIGO EUROPE INVEST NV

PERRIGO FINANCE (US) LLC

PERRIGO FLORIDA, INC.

PERRIGO HOLDING NV

PERRIGO HOLDINGS UNLIMITED COMPANY

PERRIGO INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

PERRIGO INTERNATIONAL HOLDINGS II, INC.

PERRIGO INTERNATIONAL HOLDINGS, LLC

PERRIGO INTERNATIONAL, INC.

PERRIGO INVESTMENTS, LLC

PERRIGO IRELAND 1 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 10 UNLIMITED COMPANY

PERRIGO SUPPLY CHAIN INTERNATIONAL DESIGNATED ACTIVITY COMPANY

As Guarantor

By:
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

A-1

PERRIGO IRELAND 13 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 2 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 4 UNLIMITED COMPANY

PERRIGO IRELAND 5 LIMITED

PERRIGO IRELAND 6 UNLIMITED COMPANY

PERRIGO IRELAND 9 UNLIMITED COMPANY

PERRIGO MANAGEMENT COMPANY

PERRIGO MEXICO INVESTMENT HOLDINGS, LLC

PERRIGO NEW YORK, INC.

PERRIGO PHARMA INTERNATIONAL DESIGNATED ACTIVITY COMPANY

PERRIGO RESEARCH & DEVELOPMENT COMPANY

PERRIGO SALES CORPORATION

PERRIGO UK ACQUISITION LIMITED

PMI BRANDED PHARMACEUTICALS, INC.

RANIR GLOBAL HOLDINGS, LLC

RANIR, LLC

PERRIGO PHARMA LIMITED

RANIR (HOLDINGS) LIMITED

WRAFTON LABORATORIES LIMITED

As Guarantor

By:
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Secretary

A-1

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: September 17, 2024

[Reverse Side of Note]

5.375% Senior Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Perrigo Finance Unlimited Company, a public unlimited company organized under the law of Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.375% per annum from and including September 17, 2024, until but excluding maturity. The Issuer shall pay interest annually in arrears on March 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and Holders will not be entitled to any further interest or other payment as a result of any such delay (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be March 30, 2025. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including September 17, 2024, if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full annual period shall be computed on the basis of the actual number of calendar days elapsed in such a period.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the related Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.7 of the Base Indenture with respect to Defaulted interest. Principal, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, the Notes shall be payable at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, interest on the Notes may be paid by mailing checks for such interest to or upon the written order of the Holders thereof at their last address as they shall appear on the Security Register; provided, further, that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date.

Initial Holders will be required to pay for the Notes in euro, and all payments of interest and principal, including payments made upon any redemption of such Notes, will be payable in euro. If, on or after September 9, 2024, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the Guarantees as required pursuant to the Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euro, as determined in the Issuer’s sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing, nor shall the Trustee or the Paying Agent be responsible for determining the unavailability of euro. For the avoidance of doubt, the Trustee and paying agent may conclusively rely on the determination of the Issuer to pay amounts due pursuant to the Notes and the Guarantees in U.S. dollars.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, Elavon Financial Services DAC shall act as Paying Agent, and U.S. Bank Trust Company, National Association shall act as Security Registrar. Neither the Trustee nor any Paying Agent shall be responsible or liable for monitoring the Issuer’s rating status, making any request upon any Rating Agency, or determining or confirming whether any Ratings Event or Change of Control Triggering Event has occurred. The Trustee assumes no responsibility and will have no liability for the accuracy, correctness, adequacy or completeness of the information concerning the Issuer or its Affiliates or any other party contained in this document or the related documents or for any failure by the Issuer or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information. The Issuer may change any Paying Agent or Security Registrar without notice to the Holders. The Issuer or any Wholly-Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 2, 2014 (the “Base Indenture”), among the Issuer, Perrigo Company Plc (the “Parent Guarantor”) and the Trustee, as supplemented by Supplemental Indenture No. 7 dated as of September 17, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This Note is one of the duly authorized and issued Notes of the Issuer designated as its 5.375% Senior Notes due 2032. The Issuer shall be entitled to issue Additional Notes pursuant to Article 3 of the Base Indenture and Section 2.01 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture; provided, that if such Additional Notes are not fungible with the other Notes for U.S. federal income tax purposes, the Additional Notes will be issued under a separate ISIN or Common Code number. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption and tax redemption, as further described in the Indenture and as set forth in Paragraph 6 of this Note.

6. OPTIONAL REDEMPTION.

At any time prior to September 30, 2027, the Issuer may redeem the Notes in whole at any time, or in part from time to time, at its option, upon notice as described in Section 4.03 at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

On and after September 30, 2027, the Issuer may redeem the Notes in whole at any time, or in part from time to time, at its option, upon notice as described in Section 4.03 at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on the September 30 of each of the years indicated below:

Year	Percentage
2027	102.688%
2028	101.344%
2029 and thereafter	100.000%

In addition, prior to September 30, 2027, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes at a Redemption Price equal to 105.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar, the Paying Agent and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note to be redeemed in part. Pursuant to Section 2.3 of the Base Indenture, and except as provided in Section 3.5 of the Base Indenture (as amended by 2.03(g) of the Supplemental Indenture), this Note shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon, and the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of Additional Notes.

8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture, as amended by Section 5.01 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. GUARANTEE. Payment of principal of, premium, if any, and interest on, and Additional Amounts, if any, payable with respect to, this Note is fully, irrevocably and unconditionally guaranteed by Perrigo Company plc, a public limited company organized under the law of Ireland, and each of the other Guarantors, as set forth in the Indenture.

12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. ISIN AND COMMON CODE NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN and Common Code numbers to be printed on the Notes, and the Trustee and Paying Agent may use ISIN and Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

PERRIGO FINANCE UNLIMITED COMPANY

c/o PERRIGO COMPANY PLC

The Sharp Building

Hogan Place

Dublin 2, Ireland

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, check the appropriate box below:

[ ] Section 6.03

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 6.03 of the Supplemental Indenture, state the amount you elect to have purchased:

€_____________	(integral multiples of €1,000, provided that the unpurchased portion must be in a minimum principal amount of €100,000)

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €[   ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form